UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2016

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
The Compensation and Human Capital Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of The Chefs’ Warehouse, Inc. (the “Company”) reviewed, approved and recommended the Board ratify the amended Chefs’ Warehouse Executive Change in Control Plan (the “CIC Plan”), pursuant to which the individuals (i) entitled to two (2) times the “Severance Multiple” and (ii) listed on the “Benefits Payment” schedule changed from “Other Named Executive Officers” to “Section 16 Officers.” On May 3, 2016, and effective as of that date, the Board of the Company ratified the amended CIC Plan.

The foregoing description of the amendment is qualified in its entirety by reference to the full text of the CIC Plan, as amended, a copy of which is attached hereto as Exhibit 10.57 and incorporated herein by reference.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)
On May 3, 2016, and effective as of that date, the Board of the Company amended the Company’s Bylaws to implement a ten year limit on the term of service of any director, commencing as of January 1, 2012.

The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
3.3	Certificate of Amendment to the Bylaws of The Chefs’ Warehouse, Inc. as adopted on May 3, 2016
10.57	The Chefs’ Warehouse Executive Change in Control Plan, as amended May 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date:  May 3, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.3	Certificate of Amendment to the Bylaws of The Chefs’ Warehouse, Inc. as adopted on May 3, 2016
10.57	The Chefs’ Warehouse Executive Change in Control Plan, as amended May 3, 2016